UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K




                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




               Date of Report (Date of earliest event reported):

                                November 30, 1998

                       ECHOSTAR COMMUNICATIONS CORPORATION
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

       NEVADA                             0-26176                 88-0336997
(State or other jurisdiction      (Commission File Number)     (I.R.S. Employer
of incorporation)                    Identification No.)


5701 SOUTH SANTA FE DRIVE, LITTLETON, CO                                  80120
(Address of principal executive offices)                              (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:(303) 723-1000


                                 Not Applicable
         (Former name or former address, if changed since last report)




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ITEM 5. OTHER EVENTS.

     On November 30, 1998, EchoStar Communications Corporation (the "Company") announced that it had entered into an agreement with News Corporation Limited and MCI Telecommunications Corporation/WorldCom providing for the transfer to the Company of the license to operate a high-powered DBS business at the 110 degrees West Longitude orbital location consisting of 28 frequencies and the sale of two satellites that are currently under construction. News Corporation Limited and MCI Communications Corporation/WorldCom will transfer these assets to the Company in exchange for certain newly-issued shares of Class A Common Stock of the Company. A copy of the press release of the Company and the joint press release of the Company and News Corporation Limited are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference. The foregoing summary of the transaction is qualified by reference to the Purchase Agreement, Registration Rights Agreement and Voting Agreement attached as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Not Applicable.

(b)  Not Applicable.

(c)   Exhibits:

10.1 Purchase Agreement dated as of November 30, 1998 among American Sky Broadcasting, LLC, The News Corporation Limited, MCI Telecommunications Corporation and EchoStar Communications Corporation;

10.2 Form of Registration Rights Agreement to be entered into among EchoStar Communications Corporation, MCI Telecommunications Corporation, and [a to-be-named wholly-owned subsidiary of MCI Telecommunications Corporation], American Sky Broadcasting, LLC, and [a to-be-named wholly-owned subsidiary of The News Corporation Limited];

10.3 Voting Agreement dated November 30, 1998, among EchoStar Communications Corporation, American Sky Broadcasting, LLC, The News Corporation Limited and MCI Telecommunications Corporation;


99.1 Press   Release  dated   November  30,  1998  of  EchoStar   Communications
     Corporation; and

99.2 Joint Press Release dated November 30, 1998 of EchoStar Communications Corporation, and News Corporation Ltd.

                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  November 30, 1998.                 ECHOSTAR COMMUNICATIONS CORPORATION


                                            By:   /s/ David K. Moskowitz
                                            David K. Moskowitz
                                            Senior Vice President and
                                            General Counsel